FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is made and entered into as of November 8, 2018, by and between ACF FINCO I LP, a Delaware limited partnership (“Lender”), and JOHN KEELER & CO. INC., a Florida corporation doing business as Blue Star Foods (“Borrower”).

Recitals:

WHEREAS, Lender and Borrower are parties to a certain Loan and Security Agreement dated as of August 31, 2016 (as at any time amended, restated, supplemented or otherwise modified, the “Loan Agreement”), pursuant to which Lender has made certain revolving credit loans to Borrower; and

WHEREAS, Borrower has informed Lender of the proposed merger (the “Merger”) of Borrower with Blue Star Acquisition, Inc., a Florida corporation (“Merger Sub”), pursuant to which Borrower will be the surviving entity, and whose sole shareholder and immediate parent would be Blue Star Foods Corp., a Delaware corporation (“BSFC”), pursuant to a certain Agreement and Plan of Merger and Reorganization dated November 8, 2018, among BSFC, Merger Sub, Borrower and John R. Keeler (the “Merger Agreement”);

WHEREAS, the Merger, if consummated, would not be permitted under the Loan Agreement;

WHEREAS, Borrower has requested that Lender consent to the Merger and amend the Loan Agreement and Lender is willing to do so on the terms and subject to the conditions as hereinafter set forth.

NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Definitions. All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Loan Agreement.

2. Consent. Section 8.2 of the Loan Agreement prohibits Borrower from entering into any transaction or series of transactions that directly or indirectly would constitute a merger. In addition, Section 8.3 of the Loan Agreement prohibits Borrower from changing its ownership structure. Notwithstanding the restrictions contained in Section 8.2 and 8.3 of the Loan Agreement, subject to satisfaction of each of the conditions precedent contained in Section 9 of this Amendment, Lender hereby consents to the consummation of the Merger pursuant to the terms of the Merger Agreement. The consent granted herein relates solely to the matters as specifically described in this Section and nothing in this Amendment is intended or shall be construed as Lender’s consent to any other transaction (including, without limitation, Borrower’s taking or omitting to take any action similar to the aforesaid matter).

3. Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

(a) Section 6.11 of the Loan Agreement is amended by deleting such Section and substituting the following in lieu thereof:

6.11. Other Information.

(a) Promptly after the sending or filing thereof, copies of any proxy statements, financial statements or reports that Borrower has made generally available to its shareholders; copies of any regular, periodic and special reports or registration statements or prospectuses that Borrower files with the Securities and Exchange Commission or any other Governmental Unit, or any securities exchange; and copies of any press releases or other statements made available by Borrower to the public concerning material changes to or developments in the business of Borrower; and

(b) Such other information relating to the financial condition of Borrower, or any Property or Collateral of Borrower in, on or respect to which Lender may have a Lien, as Lender may from time to time reasonably request.

(b) Section 8.3 of the Loan Agreement is amended by deleting such Section and substituting the following in lieu thereof:

8.3 Change of Management; Change of Control. (a) Allow a change in the ownership structure of Borrower, whether by the issuance, sale, transfer, exchange, assignment or other direct or indirect hypothecation of Equity Interests, or by the issuance of subscriptions, warrants, options, convertible securities, or other rights (fixed, contingent or otherwise), to purchase or otherwise acquire Equity Interests, such that (i) Controlling Equity Holder shall cease to beneficially own and control at least 51% on a fully diluted basis of the economic and voting interests in the Equity Interests of Parent, (ii) Parent ceases to beneficially own and control 100% on a fully diluted basis of the economic and voting interests in the Equity Interests of Borrower, (iii) any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended) other than the Controlling Equity Holder shall have obtained the power (whether or not exercised) to elect a majority of the members of the Board of Directors (or similar governing body) of Borrower, or (iv) Borrower shall cease to beneficially own and control 100% on a fully diluted basis of the economic and voting interest in the Equity Interests in its subsidiaries (if any), or (b) permit any person other than (i) John R. Keeler to hold the office of executive chairman of Borrower (or to perform the duties generally associated with such office as existing on the Fifth Amendment Date), (ii) Carlos Faria to hold the office of chief executive officer of Borrower (or to perform the duties generally associated with such office as existing on the Fifth Amendment Date), or (iii) Christopher Constable to hold the office of chief financial officer of Borrower (or to perform the duties generally associated with such office as existing on the Effective Date), in each case unless a replacement reasonably acceptable to Lender is appointed within sixty (60) calendar days.

(c) Section 8.7 of the Loan Agreement is amended by deleting paragraph (b) thereof.

(d) The Definitions Schedule to the Loan Agreement is amended by deleting from the definition of “Collateral” clauses (b) and (c) contained therein and substituting the following in lieu thereof:

(b) any real property.

(e) The Definitions Schedule to the Loan Agreement is further amended by deleting from the definition of “Fixed Charge Coverage Ratio” clause (b)(vii) contained therein and substituting the following in lieu thereof:

(vii) all taxes (and, for any period prior to the Fifth Amendment Date, any distributions made by Borrower to the holders of its equity interests to enable such holders to pay applicable federal and state income taxes directly attributable to the net income of Borrower) actually paid during such period.

(f) The Definitions Schedule to the Loan Agreement is further amended deleting the definition of “Guarantor” contained therein and substituting the following in lieu thereof:

“Guarantor” means each of John R. Keeler, Parent and any other Person now or hereafter guaranteeing, endorsing, acting as surety of, or otherwise becoming liable for any Obligations, but excluding a Support Party that has not otherwise also executed a guaranty agreement in favor of Lender.

(g) The Definitions Schedule to the Loan Agreement is further amended by adding the following new definitions thereto in proper alphabetical sequence:

“Controlling Equity Holder” means John R. Keeler.

“Fifth Amendment Date” means November [___], 2018.

“Parent” means Blue Star Foods Corp., a Delaware corporation.

(h) The Disclosure Schedule to the Loan Agreement is amended by amending and restating disclosure items 5.1, 5.14, 5.19, and 5.21 contained therein as shown on Exhibit A attached hereto.

4. Ratification and Reaffirmation. Borrower hereby ratifies and reaffirms the Obligations, each of the Loan Documents and all of Borrower’s covenants, duties, indebtedness and liabilities under the Loan Documents.

5. Acknowledgments and Stipulations. Borrower acknowledges and stipulates that the Loan Agreement and the other Loan Documents executed by Borrower are legal, valid and binding obligations of Borrower that are enforceable against Borrower in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by Borrower); the Liens granted by Borrower in favor of Lender are duly perfected, first priority Liens; and the unpaid principal amount of the Loans on and as of the opening of business on November 8, 2018, totaled $7,425,386.97.

6. Representations and Warranties. Borrower represents and warrants to Lender, to induce Lender to enter into this Amendment, that no Default or Event of Default exists on the date hereof; the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of Borrower and this Amendment has been duly executed and delivered by Borrower; and all of the representations and warranties made by Borrower in the Loan Agreement are true and correct on and as of the date hereof, except to the extent such representations and warranties were specific to a prior date, in which case, such representations and warranties were true and correct on and as of such prior date.

7. Reference to Loan Agreement. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” or words of like import shall mean and be a reference to the Loan Agreement, as amended by this Amendment.

8. Breach of Amendment. This Amendment shall be part of the Loan Agreement and a breach of any representation, warranty or covenant herein shall constitute an Event of Default.

9. Conditions Precedent. The effectiveness of the consent contained in Section 2 hereof and amendments contained in Section 3 hereof are subject to the satisfaction of each of the following conditions precedent, in form and substance satisfactory to Lender, unless satisfaction thereof is specifically waived in writing by Lender:

(a) Lender shall have received:

(i) a counterpart of this Amendment duly executed by Borrower and acknowledged by Guarantors;

(ii) true, correct and complete copies of (A) the Merger Agreement (including all disclosure schedules), (B) Borrower’s officer’s closing certificate delivered in connection therewith, and (C) Parent’s officer’s closing certificate delivered in connection therewith;

(iii) a true, correct and complete copy of the Articles of Merger filed with the Secretary of State of the State of Florida (and promptly upon receipt thereof, a file-stamped copy from such Secretary of State);

(iv) a guaranty, pledge agreement, and security agreement each duly executed by Parent (collectively, the “Parent Loan Documents”);

(v) a certificate of the secretary of Parent, to which is attached (A) Parent’s certificate of incorporation, certified by the Secretary of State of the State of Delaware as of a recent date, (B) Parent’s by-laws, (C) resolutions of the board of directors of Parent authorizing entry into the Parent Loan Documents, and (D) the names, titles and specimen signatures of the officers of Parent authorized to execute and deliver the Parent Loan Documents on behalf of Parent, and (E) a good standing certificate for Parent issued by the Secretary of State of the State of Delaware as of a recent date;

(vi) a certificate of secretary of Borrower, which (A) certifies that there have been no changes to the articles of incorporation or by-laws of Borrower since the Effective Date, and (B) attaches (1) resolutions of the board of directors of Borrower authorizing entry into the Merger and this Amendment, (2) the names, titles and specific signatures of the officers of Borrower authorized to execute and deliver this Amendment and any other Loan Documents on behalf of Borrower, and (3) a good standing certificate for Borrower issued by the Secretary of State of the State of Florida as of a recent date;

(vii) a wire transfer in immediately available funds in an amount not less than $725,000 (consisting of proceeds of a capital contribution by Parent in Borrower) for application to repayment of the Loans then outstanding;

(b) No Default or Event of Default shall exist after giving effect to this Amendment; and

(c) Lender shall have received such other documents, instruments and agreements as Lender may require.

10. Additional Covenant. To induce Lender to enter into this Amendment, Borrower covenants and agrees to deliver to Lender:

(a) Within thirty (30) days after the date hereof, the original stock certificates issued by Borrower to Parent upon consummation of the Merger together with an irrevocable stock power executed in blank; and

(b) Within ninety (90) days after the date hereof, evidence of Parent’s receipt of an amount not less than $250,000 in gross proceeds from the sale of its equity interest.

11. Expenses of Lender. Borrower agrees to pay, on demand, all costs and expenses incurred by Lender in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Lender’s legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.

12. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York.

13. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

14. No Novation. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Loan Agreement or any of the other Loan Documents, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect.

15. Counterparts; Facsimile Signatures. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or other electronic transmission shall be deemed to be an original signature hereto.

16. Further Assurances. Borrower agrees to take such further actions as Lender shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

17. Section Titles. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.

18. Release of Claims. To induce Lender to enter into this Amendment, Borrower hereby releases, acquits and forever discharges Lender, and all officers, directors, agents, employees, successors and assigns of Lender, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that Borrower now has or ever had against Lender arising under or in connection with any of the Loan Documents or otherwise. Borrower represents and warrants to Lender that Borrower has not transferred or assigned to any Person any claim that Borrower ever had or claimed to have against Lender.

19. Waiver of Jury Trial. To the fullest extent permitted by applicable law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first written above.

LENDER:

ACF FINCO I LP

By:	/s/ John Nooney
Name:	John Nooney
Its:	Managing Director

BORROWER:

JOHN KEELER & CO. INC.

By:	/s/John Keeler
Name:	John Keeler
Its:	Executive Chairman

[Fifth Amendment to Loan and Security Agreement]

CONSENT AND REAFFIRMATION

Each of the undersigned guarantors of the Obligations of Borrower at any time owing to Lender hereby (i) acknowledges receipt of a copy of the foregoing Fifth Amendment to Loan and Security Agreement (the “Amendment”); (ii) consents to Borrower’s execution and delivery thereof; (iii) agrees to be bound thereby; (iv) affirms that nothing contained therein shall modify in any respect whatsoever such guarantor’s guaranty of the Obligations and reaffirms that such guaranty is and shall remain in full force and effect; and (v) hereby releases, acquits and forever discharges Lender, and all officers, directors, agents, employees, successors and assigns of Lender, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that such guarantor now has or ever had against Lender arising under or in connection with such guaranty, any of the Loan Documents or otherwise.

IN WITNESS WHEREOF, each of the undersigned has executed this Consent and Reaffirmation as of the date of the Amendment.

/s/ John Keeler
JOHN R. KEELER

BLUE STAR FOODS CORP.

By:	/s/ John Keeler
Name:	John Keeler
Title:	Executive Chairman